FOR IMMEDIATE RELEASE
April 1, 2002
Contact: Tim Brown, 302-283-5803



   Conectiv Announces Termination of Agreements Regarding Non-Strategic
                         Baseload Generating Assets


         WILMINGTON, Del. - Conectiv (NYSE:CIV/CIVA) today announced the termination of agreements that called for the sale to NRG Energy of approximately 794 megawatts of baseload, primarily coal-fired, electric generating units by Conectiv's Atlantic City Electric Co. subsidiary.

         The agreements, initially announced in January 2000, provided for the sale of Atlantic City Electric Co.'s B.L. England Station in Beesleys Point, N.J. and the Deepwater Generating Station in Pennsville, N.J. They also called for the sale of minority interests in the Keystone Station, Shelocata, Pa., and the Conemaugh Station, New Florence, Pa.

         Citing a combination of increased operating costs and changes in the electric market, NRG Energy elected to terminate the agreements that, as previously announced by Conectiv, had become terminable by either party after February 28, 2002. NRG Energy notified Conectiv that it was terminating the sale on April 1, 2002.

         "While we are disappointed that the sale of the plants will not proceed as planned, today's announcement is not expected to affect electric rates, the availability of electricity or the reliability of electric service in New Jersey or the mid-Atlantic region," said Tom Shaw, President of Conectiv.

         Conectiv also announced that, in light of the termination, it will consider various alternatives for the generating assets covered by the agreements, including the merits of conducting another auction of these assets in the current energy market.

                                    ###


Conectiv, a Fortune 500 company headquartered in Wilmington, DE, is focused on two core energy businesses. Conectiv Power Delivery provides safe, reliable, and affordable energy service to more than one million customers in New Jersey, Delaware, Maryland, and Virginia. Conectiv Energy uses a sophisticated power-trading unit to optimize the value of a growing portfolio of mid-merit power plants that can start and stop quickly in response to changes in the demand for power within the PJM [Pennsylvania-New Jersey-Maryland] power pool.

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's (the "Company's") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply; the unbundling of delivery services; an increasingly competitive energy marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as an admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.